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                                   EXHIBIT 16

                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT


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June 4, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated May 30, 1997 of StreamLogic Corporation and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                               /s/ Ernst & Young LLP
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                               Ernst & Young LLP